Exhibit 99.1
For more information contact:
Alice Nathanson 908-850-7935
For Immediate Release
Mars, Incorporated Announces Agreement to Acquire
U.S. Operations of Doane Pet Care Company
McLean, VA and Nashville, TN, April 26, 2006 — Mars, Incorporated and Doane Pet Care Company, a Nashville, TN-based private label manufacturer of dry pet food, announce today that Mars has entered into an agreement to acquire Doane’s parent corporation, Doane Pet Care Enterprises, Inc., from Teachers Private Capital, the private equity arm of Ontario Teachers’ Pension Plan. The acquisition by Mars will not include Doane’s European business, which is being sold to a third party. Closing of the transaction is subject to certain conditions, including receipt of required regulatory approvals, and is expected to be completed within the next several months.
     “The acquisition of Doane by Mars is an important part of our strategy to strengthen and grow our Pet care business in North America,” says Bob Gamgort, North American president for Mars. “The addition of Doane’s U.S. operations will provide production capacity to accelerate our innovation pipeline and operating flexibility to better respond to our customers’ needs,” says Gamgort.
     Current Doane President and CEO Doug Cahill will manage the newly combined Mars North American Pet business in Nashville, TN. “The combination of Mars’ brands, science and innovation with Doane’s supply chain excellence will significantly improve Mars’ business performance and competitive position,” says Cahill. The combination of the Mars Pet business with Doane’s 20 plants and two distribution centers in the United States will create a more efficient, geographically distributed network which will enable Mars to respond more rapidly to shifts in consumer demand and customer needs.
     In connection with, and subject to consummation of, the transaction, Doane will commence tender offers for all of its Senior Notes Due 2010 and its Senior Subordinated Notes Due 2015.

Doane will also solicit consents to certain amendments to the indentures for those notes. Subject to the terms and conditions of the tender offer and consent solicitation, the total consideration to be paid for each validly tendered 2010 Note and 2015 Note will be paid in cash and calculated based in part on the present value of the required payments to, and redemption premium payable as of, March 1, 2007 (in the case of the 2010 Notes) and November 15, 2010 (in the case of the 2015 Notes) and a discount rate equal to the yield of the 3.375% U.S. Treasury Security due February 28, 2007 (in the case of the 2010 Notes) and the 4.5% U.S. Treasury Security due November 15, 2010 (in the case of the 2015 Notes), plus in each case 50 basis points. The debt tender offers will only be made pursuant to definitive tender offer materials that will be distributed to Doane’s note holders. The detailed methodology for calculating the total tender offer consideration will be included in those materials.
About Doane Pet Care Company
Doane Pet Care Company, based in Nashville, Tennessee, is a leading manufacturer of dry pet food in the United States. Doane is also a leading manufacturer of store brand pet food in Europe. Doane sells to approximately 650 customers around the world and serves many of the top pet food retailers in North America and Europe. Doane offers its customers a full range of pet food products for dogs and cats, including dry, wet, soft-dry, treats and dog biscuits.
About Mars, Incorporated
Mars. Incorporated is a private company headquartered in McLean. Virginia with operations in 65 countries in petcare, snack food, drinks and food. Its brands include PEDIGREE®. WHISKAS®. M&M’S®, SNICKERS® and UNCLE BEN’S®. Mars, Incorporated has 39,000 associates worldwide, and annual global sales exceeding $18 billion.
Forward-Looking Statements
     All statements in this press release, including comments made regarding Doane’s intention to commence tender offers for all of its 2010 Notes and 2015 Notes, growth opportunities, business performance, competitive position, production capacity, sales, costs and other matters, other than statements of historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although Doane and Mars believe the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: decreases or changes in demand for products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw: materials and packaging, foreign currency exchange rate fluctuations, future investment returns in pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in Doane’s SEC filings, including without limitation Doane’s 2005 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to Doane or Mars are expressly qualified in their entirety by this cautionary statement.
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF ANY OF THE COMPANIES REFERRED TO HEREIN.